Exhibit 10.1

FIRST AMENDMENT

TO

CREDIT AGREEMENT

Among

WHITTIER ENERGY CORPORATION
as Borrower,

BNP PARIBAS,

as Administrative Agent,

and

The Lenders Signatory Hereto

Effective as of May 31, 2006

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) executed effective as of the 31st of May, 2006 (the “First Amendment Effective Date”) is among WHITTIER ENERGY CORPORATION, a corporation formed under the laws of the State of Nevada (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Lenders that is a signatory hereto; and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.            The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of June 15, 2005 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.            The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C.            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.

Section 2.               Amendments to Credit Agreement.

2.1           Definitions. Section 1.02 is hereby amended by amending and restating the following definitions:

(a)           The definition of “Agreement” is hereby amended and restated as follows:

“ ‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement, dated as of May 31, 2006, and as the same may from time to time be further amended, modified, supplemented or restated.”

(b)           The definition of “Maturity Date” is hereby amended and restated as follows:

“ ‘Maturity Date’ means June 15, 2009.”

2.2           Annex I. Annex I is hereby amended and replaced by the Annex I-A attached hereto.

Section 3.               Interim Redetermination of the Borrowing Base. Pursuant to Section 2.07(b), the Borrower elects to initiate, and each Lender consents to, an Interim Redetermination pursuant to which the Borrowing Base shall be increased to $38,000,000, effective from and including the First Amendment Effective Date to but excluding the next Redetermination Date. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12(d).

Section 4.               Conditions Precedent. The effectiveness of this First Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 4, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

4.1           Payment of Outstanding Invoices. Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

4.2           First Amendment. The Administrative Agent shall have received multiple counterparts as requested of the this First Amendment from each Lender.

4.3           No Default. No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.

4.4           Secretary’s Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of the Borrower and each Guarantor setting forth (1) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (2) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (3) specimen signatures of such authorized officers, and (4) certifying that the articles or certificate of incorporation and bylaws of the Borrower and such Guarantor previously delivered to the Administrative Agent are true and complete and have not been amended, modified or otherwise changed. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

4.5           Legal Opinion. The Administrative Agent shall have received an opinion of Thompson & Knight LLP, special counsel to the Borrower, in form and substance satisfactory to the Administrative Agent.

4.6           Acquisition Certificate. The Administrative Agent shall have received (a) a certificate of a Responsible Officer of the Borrower certifying:  (i) that the Borrower is concurrently consummating the acquisition contemplated by the Purchase and Sale Agreement among Drilling & Xtraction, L.P., Oloma Energy, LP, Westhoff Ranch, LP, Cookin With Gas,

LP, JC 2 Under Par, LP and McDowell Partners, LP, as sellers and Whittier Energy Company, as buyer, dated May 1, 2006 (the “Acquisition” and with all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, the “Acquisition Documents” and all properties associated therewith, the “Acquisition Properties”) in accordance with the terms of the Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Acquisition Properties contemplated by the Acquisition Documents; (ii) as to the final purchase price for the Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the Acquisition Documents and specifying, by category, the amount of such adjustment; (iii) that attached thereto is a true and complete list of the Acquisition Properties which have been excluded from the Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of exclusion as (A) title defect, (B) preferential purchase right, (C) environmental or (D) casualty loss; (iv) that attached thereto is a true and complete list of all Acquisition Properties for which any seller has elected to cure a title defect, (v) that attached thereto is a true and complete list of all Acquisition Properties for which any seller has elected to remediate an adverse environmental condition, and (vi) that attached thereto is a true and complete list of all Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right; (A) a true and complete executed copy of each of the Acquisition Documents; (B) original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties; and (C) such other related documents and information as the Administrative Agent shall have reasonably requested.

4.7           Security Instruments. The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments listed on Exhibit A required by the Administrative Agent in connection with the Acquisition. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (provided the Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on at least 85% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report.

4.8           Note. The Administrative Agent shall have received a duly executed Note payable to BNP Paribas in a principal amount equal to its Maximum Credit Amount dated as of the First Amendment Effective Date.

4.9           Availability. The Administrative Agent shall have received evidence that there is liquidity (defined as a combination of cash on hand and unused Revolving Commitment) of at least $3,000,000.00 as of the Effective Date.

4.10         Assignment. The Administrative Agent shall have received an executed Assignment and Assumption from Compass Bank assigning to BNP Paribas all of Compass Bank’s Commitments to BNP Paribas.

Section 5.               Representations and Warranties; Etc. Each Obligor hereby affirms:  (a) that as of the date of execution and delivery of this First Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the First Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that after giving effect to this First Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 6.               Miscellaneous.

6.1           Confirmation. The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.

6.2           Ratification and Affirmation of Obligors. Each of the Obligors hereby expressly (i) acknowledges the terms of this First Amendment, (ii) ratifies and affirms its obligations under the Guarantee Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guarantee Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guarantee Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

6.3           Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.4           No Oral Agreement. THIS WRITTEN FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.5           Governing Law. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

BORROWER:	WHITTIER ENERGY CORPORATION

	By:	/s/ Michael B. Young
Name: Michael B. Young
Title: Chief Financial Officer

GUARANTORS:	WHITTIER ENERGY COMPANY

	By:	/s/ Michael B. Young
Name: Michael B. Young
Title: Chief Financial Officer

WHITTIER OPERATING, INC.

	By:	/s/ Michael B. Young
Name: Michael B. Young
Title: Chief Financial Officer

OLYMPIC RESOURCES (ARIZONA) LTD.

	By:	/s/ Michael B. Young
Name: Michael B. Young
Title: Chief Financial Officer

RIMCO PRODUCTION COMPANY, INC.

	By:	/s/ Michael B. Young
Name: Michael B. Young
Title: Chief Financial Officer

VAQUERO GAS COMPANY, INCORPORATED

	By:	/s/ Michael B. Young
Name: Michael B. Young
Title: Chief Financial Officer

RIMCO ENERGY, INC.

By:	/s/ Michael B. Young
Name: Michael B. Young
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:	BNP PARIBAS,
as Administrative Agent and Lender

	By:	/s/ A. David Dodd
Name: A. David Dodd
Title: Director

	By:	/s/ Betsy Jocher
Name: Betsy Jocher
Title: Director

ANNEX I-A
LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	100%	$100,000,000.00
TOTAL	100%	$100,000,000.00

EXHIBIT A

SECURITY INSTRUMENTS

1.                                       Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from Whittier Energy Company, in favor of BNP Paribas, as Mortgagee and Administrative Agent. (Texas)

2.                                       Amendment to Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from Whittier Energy Company in favor of BNP Paribas, as Mortgagee and Administrative Agent. (Texas)

3.                                       Amendment to Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from RIMCO Production Company, Inc., in favor of BNP Paribas, as Mortgagee and Administrative Agent. (Texas)

4.                                       Amendment to Deed of Trust, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from Vaquero Gas Company, Incorporated, in favor of BNP Paribas, as Mortgagee and Administrative Agent. (Texas)

5.                                       Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage Assignment, Security Agreement, Fixture Filing and Financing Statement from RIMCO Production Company, Inc. in favor of BNP Paribas, as Mortgagee and Administrative Agent. (New Mexico)

6.                                       Amendment to Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from Whittier Energy Company in favor of BNP Paribas, as Mortgagee and Administrative Agent. (Louisiana)

7.                                       Amendment to Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from RIMCO Production Company, Inc., in favor of BNP Paribas, as Mortgagee and Administrative Agent. (Louisiana)

8.                                       Amendment to Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from Whittier Operating, Inc., in favor of BNP Paribas, as Mortgagee and Administrative Agent. (Louisiana)

9.                                       UCC-1 with respect to items 1 to be filed with the Nevada Secretary of State

10.                                 UCC-3s with respect to items 2 through 8, to be filed in the appropriate jurisdictions.